FUND PARTICIPATION AGREEMENT

      THIS FUND PARTICIPATION AGREEMENT made as of the 27th day of December, 2001 by and between AIG LIFE INSURANCE COMPANY, a Delaware corporation, on its own behalf and on behalf of its affiliated life insurance company, American International Life Assurance Company of New York (together, the "Company"), and on behalf of each segregated asset account of the Company identified in Schedule A hereto (each, an "Account" and collectively, the "Accounts"), and THE VANGUARD GROUP, INC., a Pennsylvania corporation, on its own behalf and on behalf of each investment company identified in Schedule B hereto ("Vanguard").

                              W I T N E S S E T H:

      WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end, management investment companies registered under the Investment Company Act of 1940 that are included in the Vanguard Group of investment companies (each, a "Vanguard Fund" and collectively, the "Vanguard Funds");

      WHEREAS, Vanguard and the Company desire to make shares of certain of the Vanguard Funds identified in Schedule B (the "Funds") available to serve as underlying investment options for variable annuity contracts ("Contracts") designed and offered by the Company;

      WHEREAS, Vanguard will establish an account or accounts on its mutual fund shareholder accounting system to reflect the Accounts' ownership of shares of the Vanguard Funds and all transactions by the Accounts involving such shares;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

      1. Establishment of Accounts; Availability of Funds. The Company represents that it has established under Delaware law the Accounts identified in Schedule A hereto. Each of the Accounts is, as of the date of this Agreement, registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended, to serve as a segregated asset account for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to each Account for investment in shares of the appropriate Fund as selected among those investments available through the Contracts to act as underlying investment media.

      2. Marketing and Promotion. The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments available through the Contracts. In marketing and administering its Contracts, the Company will comply with all applicable state and federal laws.

      3. Sale of Fund Shares.

            (a) Appointment of Company as Agent. Subject to and in accordance with the terms and procedures hereof, the Company is hereby appointed as the agent of Vanguard, and the Company hereby accepts such appointment, for the limited purpose of treating instructions received by the Company from Contract owners as to the allocation of Contract purchase payments, Contract transfers and Contract surrenders (to the extent such instructions would result in the purchase or redemption of Fund shares by the Company) ("Instructions") as receipt by Vanguard of purchase and redemption orders for shares of the Funds. Notwithstanding the Company's appointment hereunder as the agent of Vanguard for the sole purpose of receiving Instructions for the purchase and redemption by the Company and its Accounts of shares of the Funds, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the Funds.

            It is acknowledged and agreed by the parties that the availability of shares of any Fund shall be subject to such Fund's then current prospectus and Statement of Additional Information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

            (b) Receipt of Instructions by Company. In the case of any orders resulting from Instructions received by the Company on any day on which the New York Stock Exchange is open for trading (a "Business Day") prior to the time the net asset values of shares of the Funds are determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time) (the "Market Close"), such orders shall be accorded a trade date on Vanguard's accounting system that is the date of receipt of the Instructions by the Company, except as set forth in Section 3(e) below. Any purchase or redemption order resulting from Instructions received by the Company on any Business Day after the Market Close shall be accorded a trade date on Vanguard's accounting system that is the next Business Day.

            (c) Issuance of Fund Shares. Issuance and transfer of shares of the Funds shall be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares purchased from the Funds will be recorded on Vanguard's accounting system in the appropriate Account or subaccount thereof based upon information provided to Vanguard by the Company.

            (d) Transmission of Orders by Company. Based on the Instructions received by the Company on each Business Day, the Company shall transmit to Vanguard by 8:30 a.m. Eastern Time on the following calendar day (including Saturdays and holidays) a fax transmission containing the net purchase or redemption order, in dollars, by each Account of the Company (or in the aggregate for all Accounts, if that has been agreed to in advance by the parties) for shares of each Fund for the preceding Business Day. Each transmission by the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on Instructions from Contract owners received by the Company prior to the Market Close on the previous Business Day, and that such net order included all Instructions so received by the Company. The Company shall maintain records sufficient to identify the date and time of receipt of all Instructions involving the Funds and shall make such records available upon request for examination by Vanguard or its designated representative or, at the request of Vanguard, by appropriate governmental authorities.

            (e) Extraordinary Events. The Company is not authorized to accept as Vanguard's agent any purchase or redemption of shares in an amount which equals or exceeds the "Large Transaction Amount" for a Fund (as specified in Exhibit
A), where such order is the result of an "Extraordinary Event" of which the Company is aware, unless the Company has notified Vanguard of such order, by calling the Company's assigned Fund Sponsor associate, as soon as practicable following the Company becoming aware of the Extraordinary Event and in no event later than 3:00 p.m. Eastern time on the trade date. For these purposes, an "Extraordinary Event" shall mean an event outside the normal operation of an Account such as an entire Account moving into or out of the Company's account with Vanguard, or an asset transfer, merger, acquisition or divestiture. In accordance with the prospectus of each Fund, Vanguard reserves the right to refuse any purchase order, or to delay settlement of any redemption order, which equals or exceeds the applicable Large Transaction Amount and results from an Extraordinary Event, and which Vanguard, in its sole discretion, deems disruptive or detrimental to the applicable Fund. In connection with any redemption order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days or to effect the redemption through an in-kind distribution of securities. Vanguard reserves the right to amend or revise Exhibit A at any time and will provide 24 hours' notice of such revision to the Company.

            (f) Wiring of Funds. In the case of a net purchase order, the Company shall remit to Vanguard the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern Time on the Business Day on which the transmission containing the net purchase order is transmitted to Vanguard or, if such day is not a Business Day, on the next Business Day (the "Settlement Date"). If the Company becomes aware that Vanguard may not receive, prior to the Market Close on the Settlement Date, a wire transfer relating to a net purchase order, the Company shall promptly inform Vanguard of the facts and circumstances thereof and shall cooperate with Vanguard with the goal of Vanguard receiving such purchase proceeds as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if a wire transfer relating to an aggregate purchase order is not received by Vanguard prior to Market Close on the appropriate Settlement Date, Vanguard reserves the right to (i) charge the Company interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate Settlement Date if (A) Vanguard has further notified the Company by no later than 12:00 noon Eastern Time on the Business Day following the Settlement Date that Vanguard still has not received the delayed wire transfer relating to the net purchase order and (B) Vanguard still has not received the delayed wire by one hour prior to Market Close on such subsequent Business Day.

            In the case of a net redemption order, Vanguard shall remit or cause to be remitted to the Company the exact amount of requisite funds to cover such order by Federal Funds wire sent by Vanguard by 4:00 p.m. Eastern Time on the Business Day that the transmission containing the net redemption order is received by Vanguard or, if such day is not a Business Day, on the next

Business Day; provided, however, that in the event that the Company's account in a Fund is redeemed in full such that it will have a zero balance on such Business Day, Vanguard reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the applicable Fund prospectus. If Vanguard becomes aware that the Company may not receive the wire transfer relating to a net redemption order by 4:00 p.m. Eastern Time on the appropriate date, Vanguard shall promptly inform the Company of the facts and circumstances thereof and shall cooperate with the Company with the goal of the Company receiving such proceeds as soon as reasonably possible. If such wire transfer is not received by the Company on the appropriate date, Vanguard shall pay the Company interest on the amount of the delayed wire as provided below.

            In the event that a wire is delayed, the interest owed shall be deemed to be the interest cost on the delayed funds until paid, charged at the Federal Funds "offered" rate as published by The Wall Street Journal.

            (g) Transmission by Fund Sponsor of Share Price and Distribution Information. Vanguard shall transmit to the Company by 7:00 p.m. Eastern Time on each Business Day a file identifying the net asset value per share (or "share price") of the Funds as of the Market Close on that Business Day. Vanguard shall also transmit to the Company by 7:00 p.m. Eastern Time on the first Business Day following each record date established for the payment of dividends or capital gains distributions by a Fund a file containing the dividend or capital gains distribution rate for such payment. The Company shall not be entitled to rely on any source of share price or distribution information other than such transmission by Vanguard.

            (h) Confirmations. Vanguard shall transmit to the Company by 8:30 a.m. Eastern Time on each Business Day a confirmation of any net purchase or redemption orders for shares of the Funds with a trade date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, Vanguard shall transmit such confirmation by 11:00 a.m. Eastern Time.

            (i) Processing Adjustments. Each business day the Company and Vanguard will reconcile their records so that an appropriate number of shares of each of the Funds is credited to the Accounts invested in the various Funds with Vanguard.

                  (i) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Section 3 which is caused by Vanguard, Vanguard shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Accounts for any losses or reasonable costs incurred directly as a result of the error or delay.

                  (ii) In the event of any error or delay with respect to the procedures outlined in this Section 3 which is caused by the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify Vanguard of the error and required correction and shall reimburse Vanguard and the Funds for any losses or reasonable costs incurred as a result of the error or delay. In the event of an error or delay caused by the

            Company, Vanguard will process any adjustment with the trade date of the day such error or delay is identified by the Company to Vanguard.

                  (iii) The Company and Vanguard, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 3(i) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

            (j) Pricing Errors. In the event of an error in the computation of a Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Trustees consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a "Pricing Error"), Vanguard shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Company's accounts, which adjustments shall net the impact of individual Contract gains and losses; this will result in either a net payment to the Account from Vanguard (in the event of net Contract losses) or from the Account to Vanguard (in the event of net Contract gains), but only to the extent the Company is able to and does subtract such gains from the Contract's Account Values. In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing Contract accounts under an Account, such as preparing and mailing revised statements, Vanguard shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

      4. Expenses.

            (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by any Fund under this Agreement shall be paid by such Fund or Vanguard, including the cost of registration of such Fund's shares with the SEC and in states where required. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company.

            (b) Vanguard shall provide the Company, upon request, with sufficient copies of the Funds' proxy material, periodic reports to shareholders and other materials that are required by law to be sent to Fund shareholders. In addition, Vanguard shall provide the Company, upon request, with a sufficient quantity of the Funds' prospectuses to be used in connection with the Company's offerings and the transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by the Funds, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time a Fund reasonably deems the usage of such items to be excessive, Vanguard may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

      5. Company Use of Vanguard Name. The Company agrees and acknowledges that Vanguard is the sole owner of its name and marks and those of the Funds, and that any and all use of any designation comprised in whole or in part of the use of those names and marks under this Agreement shall inure to the benefit of Vanguard. The use by the Company of those names and marks in any advertisement or sales literature or other promotional materials shall occur only with the prior written consent of a Managing Director of higher ranking officer of Vanguard. Except to the extent required by law, the Company shall not, without the prior written consent of Vanguard, make written representations regarding the Funds, Vanguard, or any of their affiliates, except those contained in the then current prospectus and in the then current sales literature for the Funds. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names and marks as soon as reasonably practicable.

      6. Administration of Accounts. Administrative services to purchasers of Contracts, including without limitation all record keeping, shall be the responsibility of the Company and shall not be the responsibility of any Fund or Vanguard. Vanguard and the Funds shall recognize the appropriate Account as the sole shareholder of each of the respective Fund shares issued to such Account under this Agreement.

      7. Representations and Warranties. Vanguard and the Company, respectively, each represent that it has obtained and shall maintain all authorizations, licenses, qualifications or registrations of any governmental body required of it in connection with this Agreement and that such registrations are and will remain in full force and effect during the term of this Agreement, and that it will promptly notify the other party in the event that it is unable to perform any of its obligations under this Agreement.

            (a) The Company further represents and warrants that:

                  (i) it has full power and authority to enter into and perform this Agreement;

                  (ii) (A) its internal control systems for the processing and transmission of orders for the purchase and redemption of Fund shares are designed to monitor, regulate and exclude orders received after the Market Close on each Business Day from being aggregated and communicated to a Fund or its designee with orders received before Market Close on such Business Day (consistent with the requirements of Section 22(c) of the Investment Company Act of 1940 and Rule 22c-1 thereunder and the registration statements of the Funds); (B) its internal control systems shall implement commercially reasonable efforts, in accordance with general industry standards, to assure that such processing of transactions occurs without error or omission, and does not result in late transmission of orders to a Fund; and (C) it shall provide Vanguard with such reports on its internal control systems as Vanguard may reasonably request from time to time;

                  (iii) it is not required to be registered as broker-dealer under any applicable federal securities laws as a result of entering into and performing the services set forth in this Agreement; and

                  (iv) all purchases and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with the Fund's then current prospectus.

            (b) Vanguard further represents and warrants that:

                  (i) it is duly registered as a transfer agent under Section
            17A of the Securities Exchange Act of 1934, as amended;

                  (ii) it is authorized to enter into this Agreement on behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to (A) the Funds or (B) any applicable law;

                  (iii) each Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended; and

                  (iv) a registration statement under the Securities Act of
            1933, as amended, is current and appropriate state securities law filings have been made and will continue to be made with respect to all shares of the Funds being offered for sale.

      8. Termination. This Agreement shall terminate as to the issuance of new
Contracts:

            (a) at the option of either the Company or Vanguard upon three months' advance written notice to the other, or any mutually agreed upon time period;

            (b) at the option of the Company if either the Funds' shares are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

            (c) at the option of either the Company or Vanguard upon the taking of any material action or the institution of proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Accounts, Vanguard or the Funds by the NASD, the SEC or any other regulatory body;

            (d) upon assignment of this Agreement unless made with the written consent of the other party hereto; or

            (e) if the Funds' shares are not registered, issued or sold in compliance with federal law or such law precludes the use of Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur.

      9. Continuation of Agreement. Termination as a result of any cause listed in the preceding paragraph shall not affect Vanguard's obligation to furnish shares of the Funds to Contracts then in force for which shares of the Funds serve or may serve as the underlying investment medium unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body.

      10. Advertising Materials; Filed Documents.

            (a) All advertising and literature with respect to the Funds prepared by the Company or its agents for use in marketing the Contracts will be submitted to Vanguard for review and acceptance in Vanguard's sole discretion before such material is first used.

            (b) Vanguard will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such documents with the SEC or other regulatory authorities.

      11. Proxy Voting. The Company, as the sole shareholder of the Funds' shares issued under this Agreement, shall vote such shares in its sole discretion.

      12. Diversification. Vanguard represents that each Fund has elected to be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, and each will maintain such qualification (under Subchapter M or any successor or similar provision). Without limiting the scope of the foregoing, each Fund represents and warrants that it will, at a minimum, meet the diversification requirements of Section 5(b)(1) of the Investment Company Act of 1940, relating to the diversification requirements for open-end management companies, and any amendments or other modifications to such Section, as if those requirements applied directly to each such Fund. Notwithstanding the foregoing, for any Fund that is structured as a 'Fund of Funds', the foregoing representations regarding diversification are made on behalf of the underlying funds, and not the Fund of Funds.

      13. Indemnification.

            (a) The Company agrees to indemnify and hold harmless Vanguard and the Funds and each of their respective directors, officers, employees, agents and each person, if any, who controls a Fund or Vanguard within the meaning of the Act against any losses, claims, damages or liabilities to which the Funds or Vanguard or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the sales literature of the Company or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) conduct, statements or representations (other than statements or representations contained in the then current prospectuses or sales literature of the Funds) of the Company or its agents, with respect to the sale and distribution of Contracts for which shares of the Funds are the underlying investment,

(iii) the Company's failure to maintain favorable tax-qualified status for the Contracts investing in the Accounts, (iv) the Company's lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (v) any breach by the Company of any material provision of this Agreement, or (vi) any breach by the Company of any representation, warranty or covenant made in this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by the Funds or Vanguard or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such sales literature in conformity with then current written materials furnished to the Company by the Funds specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Vanguard agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the then current registration statement, prospectus or sales literature of the Funds, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) Vanguard's lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (v) any breach by Vanguard of any material provision of this Agreement, or (vi) any breach by Vanguard of any representation, warranty or covenant made in this Agreement. Vanguard will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Vanguard will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, prospectus or sales literature in conformity with written materials furnished to the Funds by the Company specifically for use therein. This indemnity agreement will be in addition to any liability which Vanguard may otherwise have.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it form any liability which it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified arty, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      13. Miscellaneous.

            (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

            (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by fax, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

            To the Company:

            AIG Life Insurance Company
            Domestic Law Department
            600 King Street
            Wilmington, DE  19801
            Attention:  Kathleen Toth

            To Vanguard or any Fund:

            The Vanguard Group, Inc.
            P.O. Box 2600
            Valley Forge, PA  19482
            Attention:  Martha G. Papariello

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

            (b) Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.

            (c) Back-up Files. The Company shall maintain back-up files stored in an appropriate location at no cost to Vanguard. The purpose of backup and recovery procedures is to permit file recovery in the event of disruption of normal processing.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

            (e) Compliance with Applicable Laws. The Company and Vanguard will conduct each of the activities pursuant to this Agreement in compliance with all applicable laws, rules and regulations, including, but not limited to, the securities laws governing the sale of mutual fund shares.

            (f) Anti-Money Laundering Policies. To the extent legally required, the Company agrees to comply with all money laundering rules, regulations and government guidance, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance.

            (g) Authorized Persons. For purposes of this Agreement, the Company will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Company designated by providing Vanguard with the following: (a) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Company authorizing the officer or employee to act in connection with this Agreement; and (b) a specimen signature of such officer or employee. Vanguard shall be entitled to act upon all instructions received from such Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Company that such persons are no longer authorized to act.

            (h) Confidentiality. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information, except as may be required in order to fulfill its obligations under this Agreement, until such time as it may come into the public domain, except to the extent that such names and addresses were rightfully in a party's possession free of any obligation of confidentiality at or subsequent to the time such names and addresses were communicated to such party by the other party.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

            (j) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the Company's utilizing the Funds identified herein in the Contracts and supersedes all prior agreements and understandings relating to the subject matter hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.

                                    AIG LIFE INSURANCE COMPANY

                                    By:__________________________________

                                    Its:__________________________________


                                    THE VANGUARD GROUP, INC.

                                    By:__________________________________

                                    Its:__________________________________

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                                   SCHEDULE A

                                  THE ACCOUNTS

                Variable Account I of AIG Life Insurance Company

 Variable Account A of American International Life Assurance Company of New York

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                                   SCHEDULE B

                                    THE FUNDS

                           Vanguard(R) 500 Index Fund
                      Vanguard(R) International Growth Fund
              Vanguard(R) LifeStrategy(R) Conservative Growth Fund
                     Vanguard(R) LifeStrategy(R) Growth Fund
                     Vanguard(R) LifeStrategy(R) Income Fund
                Vanguard(R) LifeStrategy(R) Moderate Growth Fund
                       Vanguard(R) Prime Money Market Fund
                            Vanguard(R) PRIMECAP Fund
                     Vanguard(R) Small-Cap Growth Index Fund
                     Vanguard(R) Small-Cap Value Index Fund
                    Vanguard(R) Total Bond Market Index Fund
                          Vanguard(R) U.S. Growth Fund
                           Vanguard(R) Wellington Fund
                            Vanguard(R) Windsor Fund